CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference in the Statement of Additional Information dated February 28, 2011 of AIM Investment Funds (Invesco Investment Funds) (the “Registrant”) included in this Post-Effective Amendment No. 110 to Registration Statement No. 033-19338 on Form N-1A of the Registrant to our report dated December 28, 2009 relating to the financial statements of Morgan Stanley Pacific Growth Fund, which reference appears in the audited financial statements dated October 31, 2010 of Invesco Pacific Growth Fund that are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.
We also consent to the references to us as “the auditor to the predecessor fund” under the caption “Financial Highlights” in the Prospectus dated February 28, 2011, and the reference to us as “the predecessor fund’s auditor” (only with respect to the Morgan Stanley Pacific Growth Fund) under the caption “Independent Registered Public Accounting Firm” in the SAI, which are part of such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
February 23, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference in this Post-Effective Amendment No. 110 to Registration Statement No. 033-19338 on Form N-1A of AIM Investment Funds (Invesco Investment Funds) (“Registration Statement”) to us as “the auditor tothe predecessor fund” under the caption “Financial Highlights” in the Prospectus of the Invesco Van Kampen Global Tactical Asset Allocation Fund (the “Fund”),
We also consent to the reference of our report dated December 18, 2009, relating to the statement of changes in net assets and financial highlights of Van Kampen Global Tactical Asset Allocation Fund for the year ended October 31, 2009, which reference appears in the audited financial statements dated October 31, 2010 of the Invesco Van Kampen Global Tactical Asset Allocation Fund that are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 23, 2011